================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              ------------------
                                    Form S-3

          REGISTRATION STATEMENT UNDER     THE SECURITIES ACT OF 1933
                              ------------------
                       THE L. L. KNICKERBOCKER CO., INC.
               (Exact name of issuer as specified in its charter)


            California                                       33-0230641
- ---------------------------------------                --------------------
(State or jurisdiction of Incorporation                (I.R.S. Employer
or Organization)                                        Identification No.)

                              ------------------

                                 30055 Comercio
                    Rancho Santa Margarita, California 92688
                                 (714) 858-3661
- --------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)


                            GERALD A. MARGOLIS, ESQ.
                       9595 WILSHIRE BOULEVARD, SUITE 900
                        BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 550-0555
           --------------------------------------------------------
           (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             WILLIAM R. BLACK, ESQ.
                                 29 SUMMITCREST
                         DOVE CANYON, CALIFORNIA 92679
                             PHONE:  (714) 858-1089
                               FAX:  (714) 888-7700


     Approximate date of proposed sale to the public .................As soon as
Practicable following the effective date

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_}

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

Title of each class of          Amount to be Registered     Proposed Maximum         Proposed Maximum         Amount of Registration

Securities  to be Registered                               Offering Price Per       Aggregate Offering                  Fee
                                                                Share (1)                  Price
Common Shares                          410,000                    $9.75                   $3,997,500                  $1,378.45

================================================================================

                             CROSS REFERENCE SHEET

REG. S-K ITEM                         LOCATION IN PROSPECTUS
- -------------                         ----------------------
NAME OF REGISTRANT, TITLE AND
AMOUNT OF SECURITIES OFFERED,
STATEMENT REGARDING SELLING
SHAREHOLDERS, CROSS REFERENCE TO
MATERIAL RISKS, LEGEND, TABLE OF
PRICE AND PROCEEDS                    COVER PAGE OF PROSPECTUS

AVAILABLE INFORMATION, UNDERTAKING    INSIDE FRONT COVER

DELIVERY OF PROSPECTUS BY DEALERS,
TABLE OF CONTENTS                     OUTSIDE BACK COVER

SUMMARY INFORMATION                   SUMMARY

RISK FACTORS                          RISK FACTORS

USE OF PROCEEDS                       USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE       DETERMINATION OF OFFERING PRICE

DILUTION                              DILUTION

SELLING SECURITIES HOLDERS            SELLING SECURITIES HOLDERS

PLAN OF DISTRIBUTION                  PLAN OF DISTRIBUTION

INTERESTS OF NAMED EXPERTS            INTERESTS OF NAMED EXPERTS
AND COUNSEL                           AND COUNSEL

DISCLOSURE OF COMMISSION POSITION     DISCLOSURE OF COMMISSION  POSITION

INDEMNIFICATION FOR SECURITIES ACT    INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                           LIABILITIES

PROSPECTUS


                       THE L. L. KNICKERBOCKER CO., INC.


                         410,000 SHARES OF COMMON STOCK


     Certain Selling Shareholders of The L. L. Knickerbocker Co., Inc. (the "Company") are offering hereby 410,000 shares of the Company's Common Stock (the "Common Stock").

     Prior to this offering, the Company's Common Stock and Warrants have been traded on NASDAQ National Market System under the trading symbol "KNIC" and "KNICW", respectively. The securities to be registered hereby are to be offered for the account of certain selling securities holders who are underwriters for the Company's initial public offering, or employees, directors or affiliates of such underwriters. The securities to be offered hereby shall be issued by the Company pursuant to the exercise of the Underwriters'`Warrants from the initial public offering. See "Selling Securities Holders".


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AS WELL AS SUBSTANTIAL IMMEDIATE DILUTION. SEE "RISK FACTORS" AND "DILUTION".

                            _______________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR NOR HAS THE COMMISSION OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================================================
                                       Underwriting Discounts     Proceeds to the
               Price to Public (1)       and Commissions (2)        Company (2)
Per Share          $     9.75                $     8.49                $   1.26
Total              $3,997,500                $3,480,900                $516,600
=================================================================================================

     (1) The securities to be offered to the public will be offered at the market. The common stock of the Company is currently traded on NASDAQ, National Market System, and the closing price per share of the Company's common stock on April 30 1996 was $9.75.
     (2) The securities to be offered to the public shall be issued by the Company pursuant to the exercise by the Underwriters of certain Underwriters'`Warrants with a current exercise price of $1.26 per share.

                 The date of this Prospectus is April 30, 1996

                             ADDITIONAL INFORMATION

          The Registrant is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Registrant can be inspected and copied at the public reference facilities maintained by the Commission in Washington DC, and at certain of its regional offices. Copies of such material can be obtained from the Public Reference Section of the Commission , Washington, DC 20549 at prescribed rates.

          The Registrant's securities are traded on NASDAQ National Market System. Reports and other information concerning the Registrant can be inspected at such exchange.

          The Registrant undertakes to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all the information that has been incorporated by reference in the prospectus (not including the exhibits to the information that has been incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Requests for such information should be directed to Ms. Peggy Vicioso, Executive Vice President, The L. L. Knickerbocker Co., Inc. 30055 Comercio, Rancho Santa Margarita, California 92688 (714) 858-3661.

                                    SUMMARY

          Certain Selling Shareholders of The L. L. Knickerbocker Co., Inc. (the "Company") are offering hereby 410,000 shares of the Company's Common Stock (the "Common Stock").

          Prior to this offering, the Company's Common Stock and Warrants have been traded on NASDAQ National Market System under the trading symbol "KNIC" and "KNICW", respectively. The securities to be registered hereby are to be offered for the account of certain selling securities holders who are underwriters for the Company's initial public offering, or employees, directors or affiliates of such underwriters. The securities to be offered hereby shall be issued by the Company pursuant to the exercise of the Underwriters'`Warrants from the initial public offering. See "Selling Securities Holders".

          The securities to be offered to the public will be offered at the market. The common stock of the Company is currently traded on NASDAQ, National Market System, and the closing price per share of the Company's Common Stock on April 30, 1996 was $9.75. See "Determination of Offering Price".

          The company will receive no proceeds from the sale of the securities registered hereby. The Company will receive proceeds from the issuance of the securities to the Selling Shareholders pursuant to the exercise of the Underwriters' Warrants currently held by those Selling Shareholders which are estimated to be approximately $516,600 assuming an exercise price of $1.26 per share. The Company anticipates that the net proceeds will be used to fund additional new product development, research for strategic acquisitions and other general corporate purposes. Pending their use for the foregoing purposes, the Company may invest the proceeds in whole or in part in short-term, interest bearing obligations. See "Use of Proceeds".

          The Selling Shareholders may from time to time sell all or a portion of the Common Stock and Warrants offered by the Selling Shareholders hereby in transactions at prevailing market prices on the NASDAQ stock market, in private negotiated transactions at negotiated prices, or in a combination of such methods of sale. See "Plan of Distribution".

          The securities offered hereby involve a high degree of risk as well as substantial immediate dilution. See "Risk Factors" and "Dilution".

          The mailing address, street address and telephone number for the principal executive offices of the Company are 30055 Comercio, Rancho Santa Margarita, California 92688; (714) 858-3661.

                                  RISK FACTORS

          The purchase of these securities involves a high degree of risk. In analyzing this offering, prospective investors should read the entire Prospectus and carefully consider, among others, the following risk factors:

DEPENDENCE ON SIGNIFICANT CUSTOMER

          During the fiscal year ended December 31, 1995, one of the Company's customers, QVC Network, a cable shopping network which runs programs to market the Company's products, accounted for approximately 60% of the Company's 1995 revenues. In addition, QVC Network provides a direct or transferrable letter of credit with its purchase orders and the Company is materially dependent on this production financing in order to fill its orders. The Company may continue to be dependent on this or other significant customers, the loss of which could adversely affect the Company's business.

DEPENDENCE ON KEY PRODUCT LINE

          During the fiscal year ended December 31, 1995, one key product line, the Marie Osmond Collectibles, accounted for 40.9% of the Company's sales. The Company has been marketing this product line through QVC and the Walt Disney Company since 1991, and the Company has a contract with Marie, Inc. to develop and promote the product line for five years, with a five year renewal option. The contract for development and promotion of the product is dependent on minimum royalties being paid to Marie, Inc., however, and the continuing sales of the product line is dependent on the continued acceptance of the product line by QVC. There can be no assurance that the Company will be able to maintain the present volume of sales of the Marie Osmond Collectibles product line, the loss of which could adversely affect the Company's business.

DEPENDENCE ON KEY PERSONNEL

          The Company is dependent on its executive officers, the loss of any one of whom would have an adverse effect on the Company. While the Company has employment agreements with its President, Executive Vice President and Vice President for a term of five years beginning October 1, 1994, with an option exercisable by the Company to extend the agreements for an additional five years, unforeseen circumstances could cause these persons to no longer be able to render their services to the Company. The Company maintains key-man life insurance on the life of Mr. Louis L. Knickerbocker in the amount of $1,000,000.

DEPENDENCE ON NEW PRODUCTS

          The Company's future growth will be dependent on its ability to identify and develop products which can be sold through the home shopping industry and infomercials at acceptable profit margins, to acquire necessary rights to market and distribute such products, and to enter into arrangements with third-party manufacturers to produce the products. There can be no assurance that the Company will be successful in identifying and developing quality products that may be successfully marketed through the home shopping industry and infomercials, in acquiring the rights to such products, or in obtaining adequate supplies of such products from third-party manufacturers. A failure to identify and develop new products for marketing through the home shopping industry or infomercials would have a detrimental impact on the Company's future performance.

DEPENDENCE ON INDEPENDENT CONTRACTOR ARTISTS AND CELEBRITIES

          The Company relies on independent contractor artists to provide design work in the development of products and programs. Additionally, a significant factor in the Company's ability to market its products and programs to its customers is the Company's ability to secure contracts with celebrities who will become involved in the development of products and act as spokespersons for those products. The contracts with celebrities and others are further contingent upon the Company meeting its minimum royalty obligations under those contracts. The continued success of the Company is dependent on its ability to attract and retain such independent contractor artists and celebrity spokespersons. There can be no assurance that the Company will be able to recruit and retain such personnel.

INDUSTRY TRENDS

          The Company's historical growth has been based in part on both the evolution of consumer tastes and preferences toward the Company's products and the emergence of the direct marketing home shopping and infomercial segments. While the Company is planning expansion into other direct marketing segments such as mail order and catalogs, the viability among consumers of the home shopping and infomercial marketing segments will remain key to the Company's future operations. A change in consumer tastes and preferences regarding the Company's products and the home shopping and infomercial marketing segments may have an adverse effect on the Company's results of operations. There can be no assurance that consumer tastes and preferences will continue to favor the Company's products and marketing segments.

COMPETITION

          The growth of the home shopping and infomercial industries has given rise to fierce competition among product merchandisers for sales of products and programs through the home shopping networks. The home shopping channels are finite in number and have only 24 hours per day to air products. Air time during the "prime time" viewing hours is especially limited. As a result, the buyers for home shopping channels choose products which they feel are most likely to provide them the highest response and return. The continued growth of the Company is dependent on its ability to compete effectively with other companies for the limited air time and purchasing decisions of the home shopping channels. While the barriers to entry in the home shopping market are significant due to the selectiveness of the buyers for the home shopping channels, the competitive efforts of other large, well financed merchandisers may have an adverse effect on the Company's results from operations.

RISKS OF FOREIGN MANUFACTURING

          The Company is subject to the following risks inherent in foreign manufacturing: fluctuations in currency exchange rates; economic and political instability; transportation delays; restrictive actions by foreign governments; nationalizations; the laws and policies of the United States affecting the importation of goods (including duties, quotas and taxes); and trade and foreign tax laws. In particular, the Company's costs could be affected adversely on a short term basis if the currency of any country in which the Company conducts business appreciated significantly relative to the United States dollar.

          Substantially all of the Company's products are subject to United States customs duties and regulations pertaining to the importation of goods. The United States and the countries in which the Company's goods are manufactured may, from time to time, impose new duties, tariffs, quotas or other charges or restrictions, or adjust presently prevailing quotas, duties or tariff levels, which could adversely the Company's financial condition or results from operations or its ability to continue to import products at current or increased levels. The Company cannot predict what regulatory changes may occur or the type or amount of any financial impact on the Company which those changes may have in the future.

PRODUCT LIABILITY AND OTHER CLAIMS

          The Company faces an inherent business risk of exposure to product liability costs in the event that claims arise out of problems associated with the use of the Company's products. The Company has not experienced any material product liability costs or claims, however, the Company carries a policy of product liability insurance against such contingencies. While the Company will continue to attempt to take appropriate precautions, there can be no assurance that it will avoid significant product liability exposure or that there will not be a product liability claim in the future. The Company seeks to obligate clients and suppliers of products to maintain product liability insurance coverage for the benefit of the Company and to indemnify the Company against such product liability. There can be no assurance, however, that such arrangements can be made, or if made, will be effective to insulate the Company from such claims. The Company may also be subject to other legal claims, such as unfair competition and trademark infringement. Any legal claims, if brought, could materially adversely affect the business or financial condition of the Company. The Company maintains a policy of advertiser's liability insurance and a policy of director's and officer's liability insurance. There can be no assurance, however, that the liability insurance policies maintained by the Company will be effective to insulate the Company from all covered claims.

CONTROL BY EXISTING SHAREHOLDERS

          The Common Stock currently owned beneficially by the President and a Vice President of the Company represents approximately 52% of the outstanding Common Stock. Accordingly, such persons will be able to control the Board of Directors of the Company and to direct the Company's affairs. The Company's Articles of Incorporation and by-laws do permit cumulative voting, however the founding shareholders of the Company will continue to exercise control over the Company's business and affairs.

COMMON STOCK ELIGIBLE FOR FUTURE SALE

          Approximately 52% of the Company's outstanding shares of Common Stock are "restricted securities" and may in the future be sold in compliance with Rule 144 adopted under the Act. Rule 144 generally provides that beneficial owners of Common Stock who have held such Common Stock for two years may sell within a three-month period a number of shares not exceeding 1% of the total outstanding shares or the average trading volume of the shares during the four
calendar weeks preceding such sale.   Future sales of restricted Common Stock
under Rule 144 could negatively impact the market price of the Common Stock.

ABSENCE OF DIVIDENDS

          The Company has never paid any cash dividends on its Common Stock and does not anticipate that it will pay dividends in the foreseeable future. Instead, the Company intends to apply any earnings to the expansion and development of its business.

FUTURE CAPITAL REQUIREMENTS

          In order to realize its objectives, the Company may have need for additional capital in the future. If so, the Company intends to seek such capital through public or private borrowing or equity financings. Any additional equity financings may be dilutive to shareholders and debt financing, if available, may involve restrictions on Common Stock dividends. Adequate funds, whether through financial markets or other arrangements with corporate partners or from other sources, may not be available when needed or on terms acceptable to the Company. Insufficient funds may require the Company to delay, scale back or eliminate some or all of its product development, market development and corporate development programs with an adverse effect on the Company's future performance.

IMMEDIATE SUBSTANTIAL DILUTION

          This offering will result in the immediate substantial dilution of $9.13 per share of Common Stock, which amount represents the difference between the net tangible book value per share of Common Stock after the offering and an assumed public offering price of $9.75 per share of Common Stock. See "Dilution."


                                USE OF PROCEEDS

          The company will receive no proceeds from the sale of the securities registered hereby. The Company will receive proceeds from the issuance of the securities to the Selling Shareholders pursuant to the exercise of the Underwriters' Warrants currently held by those Selling Shareholders which are estimated to be approximately $516,600 assuming an exercise price of $1.26 per share. The Company anticipates that the net proceeds will be used to fund additional new product development, research for strategic acquisitions and other general corporate purposes. Pending their use for the foregoing purposes, the Company may invest the proceeds in whole or in part in short-term, interest bearing obligations.


                        DETERMINATION OF OFFERING PRICE

          The securities to be offered to the public will be offered at the market. The common stock of the Company is currently traded on NASDAQ, National Market System, and the closing price per share of the Company's common stock on April 30, 1996 was $9.75.


                                    DILUTION

          The net tangible book value of the Company as of December 31, 1995 was $8,600,144, or $.63 per share after giving effect to the 5 for 1 stock split approved by the Board of Directors in August 1995. Net tangible book value per share represents total tangible assets less total liabilities, divided by the
13,752,285 shares of common stock outstanding as of December 31, 1995.   After
giving effect to the sale of 410,000 shares of Common Stock in this offering at an assumed public offering price of $9.75 per share and receipt of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of December 31, 1995 would have been $9,116,744 or $.64 per share. This represents an immediate increase in net tangible book value of $.01 per share to existing shareholders and an immediate dilution in net tangible book value of $9.13 per share to new investors in this offering. The dilution to new investors assuming the sale of shares under this offering is illustrated in the following table:

Assumed public offering price per share    $9.75
  Net tangible book value before             .63
   offering
  Increase attributable to new               .01
   investors/(1)/                          -----
Pro forma net tangible book value after      .64
 offering                                  -----
Dilution to new investors/(2)/             $9.13
                                           =====
- ------------------

(1) Assuming issuance of shares upon exercise of Underwriters warrants at $1.26 per share.
(2) Determined by subtracting the pro forma net tangible book value per share after the offering from the amount of cash paid by a new investor per share of Common Stock.

          The foregoing information does not include 2,000,000 shares of Common Stock reserved for issuance under the Company's Non-Qualified Stock Option Plan as of December 31, 1995.

                           SELLING SECURITIES HOLDERS

          The securities to be registered are to be offered for the accounts of the following security holders (the "Selling Shareholders") all of whom are underwriters for the Registrant's initial public offering or employees, directors or affiliates of those underwriters.

                                            AMOUNT HELD     AMOUNT TO      AMOUNT HELD
NAME                                       PRIOR TO OFFER   BE OFFERED   FOLLOWING OFFER
- ----------------------------------------   --------------   ----------   ---------------
 Jeffrey Janda                                  82,120         82,120                 0
 Hanifen Imhoff, Inc.
   FBO William B. McKee                         30,205         30,205                 0
 Jan Charles Koontz                             17,230         17,230                 0
 Julie J. Lukitsch                               1,000          1,000                 0
 W.B. McKee Securities, Inc.                   116,030        116,030                 0
 Jeff Holmes                                     6,200          6,200                 0
 Ronald Marusiak                                   600            600                 0
 William B. McKee                                6,200          6,200                 0
 Nutmeg Securities, Inc.                       150,415        150,415                 0
- ----------------------------------------   --------------   ----------   ---------------
Total                                          410,000        410,000                 0

                              PLAN OF DISTRIBUTION

          The Selling Shareholders may from time to time sell all or a portion of the Common Stock and Warrants offered by the Selling Shareholders hereby in transactions at prevailing market prices on the NASDAQ stock market, in private negotiated transactions at negotiated prices, or in a combination of such methods of sale. The Selling Shareholders may sell the securities offered hereby to purchasers directly or may from time to time offer the securities through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the securities for whom they may act as agent. The Selling Shareholders and any persons who participate in the sale of the securities offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act and any commissions paid or discounts or concessions allowed to any such person and any profits received on resale of the securities offered hereby may be deemed to be underwriting compensation under the Securities Act.

          In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from any registration or qualification requirement is available and the requirements thereof have been satisfied.

          The Company will receive no proceeds from the sale by the Selling Shareholders of the securities offered hereby. The Company will receive proceeds from the issuance of the securities to the Selling Shareholders pursuant to the exercise of the Underwriters' Warrants currently held by those Selling Shareholders which are estimated to be approximately $516,600 assuming an exercise price of $1.26 per share. All of the expenses incurred in connection with the registration of the securities offered hereby will be paid by the Company, except for commissions of dealers or brokers and any transfer fees incurred in connection with the sales of the securities by the Selling Shareholders, which commissions and fees will be paid by the Selling Shareholders.

          There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by them hereby. To the extent required, the specific securities to be sold by the Selling Shareholders in connection with a particular offer will be set forth in an accompanying Prospectus supplement. Before offers and sales of securities are made by Selling Shareholders, (a) to the extent the securities are sold at a fixed price or by option at a price other than the prevailing market price, this Prospectus will be amended to set forth such price, and (b) if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, this Prospectus will be amended to set forth the terms of the transaction.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

          The securities to be registered hereby consist of shares of the Common Stock of the Registrant. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value. The following description of the Company's capital stock is qualified in all respects by reference to the Company's Amended Articles of Incorporation, which have been filed as an exhibit to the Registration Statement on form SB-2 effective January 25, 1995.

          As of December 31, 1995 13,752,285 shares of Common Stock were outstanding. The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of any funds lawfully available therefor. Holders of Common Stock are entitled to one vote per share on all matters on which the holders of Common Stock are entitled to vote and have cumulative voting rights. There are no preemptive rights associated with any of the shares of Common Stock. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby when issued will be, fully paid and nonassessable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

          Mr. William R. Black, counsel to the Company in connection with the filing of this Registration Statement, is a member of the Board of Directors of the Company and owns beneficially 50,000 shares of the Company's Common Stock. None of the shares owned by Mr. Black are included in the shares to be registered hereby.


                                MATERIAL CHANGES

          There have been no material changes in the Registrant's affairs which have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report to securities holders and which have not been described in the report on Form 10-KSB filed April 15, 1996 under the Exchange Act.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents are specifically incorporated by reference into this Prospectus:

          (a) the contents of the Registrant's latest annual report on Form 10-KSB filed pursuant to Section 13(a) of the Exchange Act which contains financial statements for the Registrant's latest fiscal year for which a Form 10-KSB was required to have been filed,

          (b) All reports filed pursuant to Section 13(a) or 13(d) or 15(d) of the Securities Exchange Act of 1934 (the 'Exchange Act"); and

          (c) The description of the Registrant's ordinary shares contained in the Registrant's registration statement on Form SB-2 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          The By-Laws of the Company provide that the Company may indemnify any Director, Officer, agent or employee as specified in Section 317 of the California Corporations Code. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                               TABLE OF CONTENTS

 ADDITIONAL INFORMATION                      INSIDE FRONT COVER

 SUMMARY                                                1

 RISK FACTORS                                           2

 USE OF PROCEEDS                                        4

 DETERMINATION OF OFFERING PRICE                        5

 DILUTION                                               5

 SELLING SECURITIES HOLDERS                             5

 PLAN OF DISTRIBUTION                                   6

 DESCRIPTION OF SECURITIES TO BE REGISTERED             6

 INTERESTS OF NAMED EXPERTS AND COUNSEL                 7

 MATERIAL CHANGES                                       7

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE      7

 DISCLOSURE OF COMMISSION POSITION ON
 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES         7



          UNTIL ________ ___, 1996 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Not Applicable


Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The By-Laws of the Company provide that the Company may indemnify any Director, Officer, agent or employee as specified in Section 317 of the California Corporations Code (the "Code"). Specifically, Article X 4. of the Company's Amended By-Laws provides as follows:

          The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Sec. 317 of the Code. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

          Section 317 of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

          No indemnification shall be made under Section 317 in the event that:
(i) the person seeking indemnification shall have been adjudged to be liable to the corporation and its shareholders, unless, and only to the extent that the court before which the proceeding was pending shall determine, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity to the extent that the court determines; (ii) the person seeks indemnity for amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) the person seeks indemnity for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

          Section 317 provides that indemnification under that section shall be made by the corporation only if authorized in the specific case, upon determination that indemnification is proper because the person has met the applicable standards of conduct set forth in subdivision 317(b) or 317(c), by
(i) a majority vote of a quorum of directors who are not parties to the proceeding; (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion; (iii) approval of the shareholders, with the shares owned by the person to be indemnified not entitled to vote thereon; or
(iv) the court in which the proceeding is or was pending upon application made by the corporation or the person or the attorney or other person rendering services in connection with the defense, whether or not the application by the person or the attorney or other person rendering services in connection with the defense is opposed by the corporation.

          The indemnification provided for in Section 317 for acts, omissions or transactions while acting in the capacity of or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of incorporation. Additionally, Section 317 provides that the corporation shall have the power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

          The Registrant's Articles of Incorporation do not provide for additional rights to indemnification of directors, officers, employees or other agents, however the board of directors of the Registrant, by resolution has provided for the purchase and maintenance of liability insurance to cover the directors of the Registrant.

          Reference is hereby made to Item 17 entitled "Undertakings" of this Registration Statement for the Company's undertaking with respect to submitting claims for indemnification to a court of appropriate jurisdiction to determine the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended.

ITEM 16.   EXHIBITS*

           1.1 Revised form of Underwriting Agreement between the Registrant and W. B. McKee Securities, Inc. as
                  Representative of the Underwriters**

           3.1    Amended Articles of Incorporation of the Registrant**

           3.2    Amended By-Laws of the Registrant **

           4.1    Revised form of Underwriters' Warrant**

           4.2    Revised form of Common Stock Certificate**

           4.3    Investors Warrant Agreement**

           4.4    Form of Warrant**

           5.     Opinion of William R. Black ***

           23.1   Consent of William R. Black (included in Exhibit 5).***

           23.2   Consent of  Singer, Lewak, Greenbaum & Goldstein,LLP***

           23.3   Consent of Deloitte & Touche, LLP***

           24.    Power of Attorney**
- --------------------

* Exhibits 2, 8, 12, 15, 25, 26, 27, 28 and 99 have been omitted because they are not applicable.
** Incorporated by reference to Knickerbocker's Registration Statement on Form SB-2 No. 33-85230-LA).

*** Filed herewith.

Item 17.   UNDERTAKINGS

           The undersigned Registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

                 provided, however, that paragraphs (a)(i) and (ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or
                 Section 15(d) of the Exchange Act that ar e incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering .

           (d) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is. therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being- registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Santa Margarita, State of California on May 13, 1996.

                          THE L. L. KNICKERBOCKER CO., INC.
                          (Registrant)


                           By: /s/   Louis L. Knickerbocker
                               ----------------------------------------------
                               Name:  Louis L. Knickerbocker
                               Title: President, Chief Executive Officer and
                                      Chairman


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                 Title                             Date
- ----                                 -----                             ----
/s/  Louis L. Knickerbocker          President, Chief Executive        5/13/96
- ----------------------------         Officer and Chairman
Louis L. Knickerbocker


/s/   Anthony P. Shutts              Chief Financial Officer           5/13/96
- ----------------------------         and Director
Anthony P. Shutts


/s/   Gerald Margolis                Director                          5/13/96
- ----------------------------
Gerald Margolis


/s/  Peggy Vicioso                   Executive Vice President          5/13/96
- ----------------------------         and Secretary
Peggy Vicioso


/s/  Tamara Knickerbocker            Vice President                    5/13/96
- ----------------------------
Tamara Knickerbocker


/s/  Farrah Fawcett                  Director                          5/13/96
- ----------------------------
Farrah Fawcett


/s/  William R. Black                Director                          5/13/96
- ----------------------------
William R. Black

                                 EXHIBIT INDEX
                                 -------------

Number    Description
- ------    -----------

1.1       Revised form of Underwriting Agreement between the Registrant and W.
          B. McKee Securities, Inc. as Representative of the Underwriters**

3.1       Amended Articles of Incorporation of the Registrant**

3.2       Amended By-Laws of the Registrant **

4.1       Revised form of Underwriters' Warrant**

4.2       Revised form of Common Stock Certificate**

4.3       Investors Warrant Agreement**

4.4       Form of Warrant**

5.        Opinion of William R. Black ***

23.1      Consent of William R. Black (included in Exhibit 5).***

23.2      Consent of  Singer, Lewak, Greenbaum & Goldstein, LLP***

23.3      Consent of Deloitte & Touche, LLP***

24.       Power of Attorney**
- --------------------

* Exhibits 2, 8, 12, 15, 25, 26, 27, 28 and 99 have been omitted because they are not applicable.
** Incorporated by reference to Knickerbocker's Registration Statement on Form SB-2 (File No. 33-85230-LA).
*** Filed herewith.